UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2015

DUBLI, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-49801	13-4067623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6750 N. Andrews Avenue, Suite 200

Ft. Lauderdale, FL 33309
(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (561)362-2381

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information provided in response to Item 5.02 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a) Departure of Chief Financial Officer

On May 5, 2015, DubLi, Inc. and Subsidiaries (the “Company”) advised Mr. Eric Nelson, Company’s Chief Financial Officer that he shall no longer serve as Chief Financial Officer, effective May 5, 2015. Mr. Nelson will remain available to the Company to assist with the transition of his responsibilities. Mr. Nelson’s departure is not related to any disagreement with Company regarding any financial, accounting, or other matters.

Mr. Nelson and the Company entered into an Employment Agreement dated as of February 26, 2013 (the "Nelson Employment Agreement"), and the Nelson Employment Agreement was terminated by the Company as of May 5, 2015. Under the Nelson Employment Agreement, if Mr. Nelson is terminated without cause, Mr. Nelson is entitled to three (3) month notice of termination and Severance Payment for six (6) months after the 3 month period expiry, payable in accordance with the Company's payroll. Mr. Nelson and the Company are discussing terms of a severance arrangement which vary from the severance terms provided in the Nelson Employment Agreement, but no final agreement has been approved and executed.

(b) Departure of CEO/President

On May 5, 2015, Mr. Michael Hansen, Company's holder of a majority of voting power, Board Member and President and Chief Executive Officer resigned from his position as President and Chief Executive Officer to allow for the appointment of Mr. Ivan Braiker to the positions of President and Chief Executive Officer as described in the disclosure in Item 5.02 (c) below. Accordingly, Mr. Hanson's Employment Agreement dated February 27, 2013 terminated as of May 4, 2015. Mr. Hansen will continue as a Board Member of the Company.

(c) Appointment of Chief Executive Officer and President

On May 5, 2015, Company, appointed Ivan Braiker to be its Chief Executive Officer.

In connection with Mr. Braiker’s appointment as Chief Executive Officer, on May 5, 2015, he entered into an employment agreement with the Company, which has an initial term of five years, with successive one-year renewals, and provides for a minimum annual base salary of $300,000 (“Braiker Employment Agreement”). Company may pay additional salary from time to time, and award bonuses in cash, stock or stock options or other property and services. As part of Mr. Braiker’s compensation arrangement, he shall be issued 12.5 million stock options which shall vest in 60 equal monthly installments (beginning with the first date of his employment) and be exercisable at a price equal to the market price of the Company’s common stock on the date that the options are approved by the Board (or Compensation Committee) of the Company. The Compensation Committee has not yet approved the options or determined the market price or the date of grant. A total of 5 million of the stock options will be issued pursuant to the Company's equity compensation plan and the balance of 7.5 million options will be issued in a stand-alone option agreement outside of the plan.

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Pursuant to Mr. Braiker’s Employment Agreement, he is entitled to 90 days' of severance pay payable in accordance with the Company's normal payroll plus accrued base and incentive pay, in the event he is terminated without cause or leaves the Company for good reason. The severance period increases to 180 days after one year of employment under the agreement.

Mr. Braiker, 64, was President and Chief Executive Officer of Hipcricket, Inc. from 2004 to 2014. Earlier in his career, Mr. Braiker was President of Steamline Publishing, Inc., where he returned the company to profitability within one year. Prior to Steamline Publishing, Mr. Braiker was President and Chief Operating Officer of New Northwest Broadcasters, LLC, leading the acquisitions of radio stations across the Northwest while doubling cash flow within three years by strategically re-engineering and consolidating 43 stations across eight markets. As President of Satellite Music Network (SMN), he established the first radio network using satellites to distribute live 24-hour programming.

(d) Appointment of Chief Financial Officer

On May 5, 2015, Company appointed Thomas Virgin to be its Chief Financial Officer.

In connection with Mr. Virgin’s appointment as Chief Financial Officer, on May 5, 2015, he entered into an employment agreement with the Company, which has an initial term of five years, with successive one-year renewals, and provides for a minimum annual base salary of $250,000 (“Virgin Employment Agreement”). Company may pay additional salary from time to time, and award bonuses in cash, stock or stock options or other property and services. As part of Mr. Virgin's compensation arrangement, he shall be issued 5 million stock options under the Company's equity compensation plan which shall vest in 60 equal monthly installments (beginning with the first date of his employment) and be exercisable at a price equal to the market price of the Company’s common stock on the date that the options are approved by the Board (or Compensation Committee) of the Company. The Compensation Committee has not yet approved the options or determined the market price or the date of grant.

Pursuant to Mr. Virgin's Employment Agreement, he is entitled to 90 days' of severance pay payable in accordance with the Company's normal payroll plus accrued base and incentive pay, in the event he is terminated without cause or leaves the Company for good reason. The severance period increases to 180 days after one year of employment under the agreement.

Mr. Virgin, 60, was previously Chief Financial Officer of Hipcricket, Inc, a position he held from 2007-2014. Prior to joining Hipcricket, from 2005-2007, Mr. Virgin was Executive Vice President and Chief Financial Officer of Talyst, Inc., a leader in patient safety in delivering medicine with a comprehensive pharmacy automation system built around its powerful software platform, AutoPharm® Enterprise. Earlier in his career he was Vice President of Finance and Administration and Chief Financial Officer of WizKids, LLC, Senior Vice President and Chief Financial Officer of T&W Financial Corporation and Senior Vice President of Seafirst Bank (now part of Bank of America.)

Exhibit No.	Description
99.1	Press release issued by DubLi, Inc. on May 11, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DubLi, Inc.
(Registrant)

Date: May 11, 2015	By:	/s/ Ivan Braiker
Chief Executive Officer

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EXHIBIT INDEX

99.1	Press release issued by DubLi, Inc. on May 11, 2015.

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